SCHEDULE TO MONTHLY SERVICER'S
CERTIFICATE
                      MONTHLY PERIOD ENDING SEPTEMBER
30, 1999
                                            -----------
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                      BANK OF AMERICA NATIONAL
ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES
1999-B

1.	The aggregate amount of the Investor Percentage
of Collections of
Principal Receivables	$	134,894,812.30

 2.	The aggregate amount of the Investor Percentage
of Collections of
Finance Charge Receivables
(excluding Interchange)	$	15,114,472.54

 3.	The aggregate amount of the Investor Percentage
of Interchange	$
	2,239,882.43

 4.	The aggregate amount of Servicer Interchange
	$
	1,215,277.78

 5.	The aggregate amount of funds on deposit in
Finance Charge Account
allocable to the Series
1999-B   Certificates	. $	16,139,077.19

 6.	The aggregate amount of funds on deposit in the
Principal Account
allocable to the Series 1999-
B  Certificates	$	134,894,812.30

7.	The aggregate amount of funds on deposit in the
Principal Funding
Account allocable to the
Series 1999-B Certificates	$	0.00

 8.	The aggregate amount to be withdrawn from the
Finance Charge Account
pursuant to Section 4.11
and distributed to the Collateral Interest Holder in
accordance with subsection
5.01 (c)	$	0.00

 9.	The Collateral Interest on the Transfer Date of
the current calendar
month, after giving effect
to the deposits and withdrawals specified above, is
equal to	$
	80,000,000.00

10.	The amount of Monthly Interest, Deficiency
Amounts and Additional
Interest payable to the
(i)	Class A Certificateholders	$
	3,986,208.33

(ii)	Class B Certificateholders	$
	264,916.67

(iii)	Collateral Interest Holder	$
	416,666.67

11.	 The amount of principal payable to the
(i)	Class A Certificateholders	$	0.00

(ii)	Class B Certificateholders	$	0.00

(iii)	Collateral Interest Holder	$	0.00

12.	The sum of all amounts payable to the
(i)	Class A Certificateholders	$
	3,986,208.33

(ii)	Class B Certificateholders 	$
	264,916.67

(iii)	Collateral Interest Holder	$
	416,666.67

13.	To the knowledge of the undersigned, no Series
1999-B Pay Out Event or
Trust Pay Out Event has occurred except
as described below:

				None



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this
Certificate this 12th day of October, 1999.



						BANK
OF AMERICA, NATIONAL

	ASSOCIATION (USA),
(formerly known as Bank of America National
Association)


	Transferor and Servicer



						By:
___/s/ Suzanne W.
Castleberry________

	Name: Suzanne W.
Castleberry

	Title:	Senior
Vice President